UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021 (May 20, 2021)

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 5.02(b) Resignation of Steve Christensen as Chief Executive Officer

On or about May 20, 2021, Steve Christensen resigned as chief executive officer (“CEO”)  of Granite Falls Energy, LLC, (“GFE”) effective May 26, 2021. Christensen and GFE previously executed an Separation Agreement dated February 17, 2021 (the “Separation Agreement”). Pursuant to the Separation Agreement, Christensen will continue as an employee of GFE through December 31, 2021, for the purposes of aiding in the transition of GFE’s new CEO. This description of the Separation Agreement is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is available in GFE’s Form 8-K filing dated February 17, 2021.

Item 5.02(c) Appointment of Jeffrey Oestmann as Chief Executive Officer

On or about May 20, 2021, GFE appointed Jeffrey Oestmann, to serve as CEO effective May 26, 2021.

Oestmann executed a letter of employment dated May 20, 2021 (the “Agreement”). Pursuant to the Agreement, Oestmann’s tenure as CEO will begin May 26, 2021, and he will earn a base salary of $278,180. Oestmann will be entitled to certain benefits including a signing bonus, performance bonuses, expense reimbursement, moving allowance, paid time off, 401K, health and dental benefits, long-term disability, and life insurance, as set forth in the Agreement. Oestmann’s employment is at-will. The Agreement includes a covenant not to compete. This description of the Agreement is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

Oestmann is 57 years old and has worked in the agriculture and bio-fuel sectors for approximately 27 years. From 2013 to 2017, Oestmann served as President and CEO of East Kansas Agri-Energy, LLC, which operates an ethanol plant in Garnett, Kansas. From 2017 to 2019, Oestmann worked for Syngenta, an agricultural science and technology company, as Head of Accounts and subsequently as Head of Bio-Fuel Operations. Neither East Kansas Agri-Energy, LLC, nor Syngenta is an affiliate, subsidiary, or parent of GFE.

Oestmann does not have any family relationships with any executive officer or director of the GFE.

Oestmann is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01 - Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
10.1	Letter of Employment between Jeffrey Oestmann and Granite Falls Energy, LLC, dated May 20, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: May 24, 2021	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer